As filed with the Securities and Exchange Commission on April 24, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACTIVE POWER, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2128 W. Braker Lane, B12 Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

2000 STOCK INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Joseph F. Pinkerton, III

Chairman of the Board and Chief Executive Officer

Active Power, Inc.

2128 W. Braker Lane, B12

Austin, Texas 78758

(Name and address of agent for service)

(512) 836-6464

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2000 Stock Incentive Plan Common Stock, $0.001 par value	1,645,666 shares	$1.275	(2)	$2,098,224.15	(2)	$169.75

2000 Employee Stock Purchase Plan Common Stock, $0.001 par value	411,415 shares	$1.275	(2)	$524,554.13	(2)	$42.44
	2,057,081 shares

Aggregate Registration Fee						$212.19

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on April 16, 2003, as reported by the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,057,081 shares of Common Stock of the Registrant for issuance under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (together with the 2000 Stock Incentive Plan, the “Plans”). The contents of the prior Registration Statements relating to the Plans, File No. 333-43248 and 333-56122, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Active Power, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 6, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 24, 2003, for the fiscal quarter ended March 31, 2003;

(c)	The Registrant’s Current Report on Form 8-K dated April 24, 2003 filed with the Commission on April 24, 2003.

(d)	The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000, in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)	The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on December 14, 2001, in which are described the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit

5	Opinion and Consent of Andrews & Kurth L.L.P.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Andrews & Kurth L.L.P. is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1*	Active Power, Inc. 2000 Stock Incentive Plan.

99.2*	Active Power, Inc. 2000 Employee Stock Purchase Plan.

*  Exhibit 99.1 is incorporated herein by reference to Exhibit 99.1 to Registrant’s Registration Statement No. 333-43248 on Form S-8 filed with the SEC on August 8, 2000.

**  Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant’s Registration Statement No. 333- 43248 on Form S-8 filed with the SEC on August 8, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 24th day of April, 2003.

ACTIVE POWER, INC.

By:	/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Joseph F. Pinkerton, III, President and Chief Executive Officer, and David S. Gino, Chief Operating Officer and Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph F. Pinkerton, III Joseph F. Pinkerton, III	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2003

/s/ Davis S. Gino David S. Gino	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2003

/s/ Richard E. Anderson Richard E. Anderson	Director	April 24, 2003

/s/ Rodney S. Bond Rodney S. Bond	Director	April 24, 2003

/s/ Jan H. Lindelow Jan H. Lindelow	Director	April 24, 2003

/s/ Terrence L. Rock Terrence L. Rock	Director	April 24, 2003

/s/ Benjamin L. Scott Benjamin L. Scott	Director	April 24, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

ACTIVE POWER, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion and Consent of Andrews & Kurth L.L.P.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Andrews & Kurth L.L.P. is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1*	Active Power, Inc. 2000 Stock Incentive Plan.

99.2**	Active Power, Inc. 2000 Employee Stock Purchase Plan.

*  Exhibit 99.1 is incorporated herein by reference to Exhibit 99.1 to Registrant’s Registration Statement No. 333-43248 on Form S-8 filed with the SEC on August 8, 2000.

**  Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant’s Registration Statement No. 333-43248 on Form S-8 filed with the SEC on August 8, 2000.